UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2024

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38634	85-4306526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10080 N Wolfe Road, Suite SW3-200 Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On May 28, 2024, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell, in a registered direct offering (the “Offering”) priced at the market under the Nasdaq Stock Market, LLC (“Nasdaq”) rules, an aggregate of (i) 1,898,734 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 1,898,734 warrants (the “Warrants”) exercisable for an aggregate of up to 1,898,734 shares of Common Stock. The public offering price for each share of Common Stock and accompanying Warrant to purchase one share of Common Stock was $1.58 and the public offering price for each accompanying Warrant to purchase one share of Common Stock was $1.455 per share.

The net proceeds to the Company from the Offering are expected to be approximately $3.0 million, after deducting placement agent fees and expenses and other estimated offering expenses payable by the Company. The Offering is expected to close on or about May 29, 2024, subject to customary closing conditions.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-262348) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying base prospectus filed with the SEC.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 45-day period following the signing of the Purchase Agreement. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreements) until one year following the signing of the Purchase Agreement; provided that after 45 days following the closing of the Offering, the entry into and/or issuance of shares in an “at the market” offering with the Placement Agent (as defined below) shall not be deemed a Variable Rate Transaction. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this this Current Report on Form 8-K and is incorporated by reference herein.

Terms of the Warrants

The Warrants are exercisable for one share of Common Stock at an exercise price of $1.455 per share. The Warrants are immediately exercisable and will expire five years from the date of issuance. The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance of shares of common stock underlying the Warrants to the holder. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, holders of the Warrants will have the right to receive the Black Scholes Value of their Warrant calculated pursuant to a formula set forth in the Warrant, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

The form of the Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Placement Agent Compensation

In connection with the Offering, the Company entered into an engagement letter dated May 8, 2024, with H.C. Wainwright & Co., LLC (the “Placement Agent”) pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds of the Offering and to reimburse the Placement Agent for (i) $35,000 for non-accountable expenses, (ii) up to $50,000 for the reasonable fees and expenses of legal counsel and other out-of-pocket expenses, and (iii) reimbursement of the Placement Agent’s out-of-pocket cost for clearing agent fees up to $15,950.

A copy of the opinion of Lowenstein Sandler LLP regarding the validity of the securities issued in the Offering is attached as Exhibit 5.1 to this this Current Report on Form 8-K.

Warrant Amendment

In connection with the Offering, on May 28, 2024, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the purchaser party to the Purchase Agreement pursuant to which the Company agreed to amend the purchaser’s existing warrants to purchase up to 1,365,854 shares of Common Stock at an exercise price of $5.00 per share issued in November 2023 (the “Existing Warrants”), in consideration for such investor’s participation and purchase of approximately $3.0 million of securities in the Offering (the “Purchase Commitment”) and the payment of $170,731.75 (the “Cash Consideration”) to (i) lower the exercise price of the Existing Warrants to $1.455 per share and (ii) amend the expiration date of the Existing Warrants to five years following the closing of the Offering, effective upon the closing of the Offering.

The form of Warrant Amendment Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K. The foregoing summary of the terms of the Warrant Amendment Agreement is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

On May 28, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished hereto as Exhibit 99.1 to this this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description.
4.1	Form of Common Warrant.

4.2	Form of Warrant Amendment Agreement

5.1	Opinion of Lowenstein Sandler LLP.

10.1	Form of Securities Purchase Agreement

23.1	Consent of Lowenstein Sandler LLP (included in the opinion of Lowenstein Sandler LLP filed as Exhibit5.1 hereto).

99.1	Press Release dated May 28, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: May 29, 2024	By:	/s/ Narayan Prabhu
Name: Narayan Prabhu
Title: Chief Financial Officer